Exhibit 99.1

Armstrong World Industries Names Austin So as SVP, General Counsel

LANCASTER, Pa., Jan. 18, 2022 – Armstrong World Industries, Inc (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, announced today that Austin So will join AWI as senior vice president, general counsel and secretary effective Feb. 1, 2022. Mr. So succeeds Mark Hershey, who, as previously announced, assumed the position of senior vice president, Americas at the beginning of 2022. In addition to leading the company’s legal organization, Mr. So will also oversee AWI’s sustainability and compliance programs.

Mr. So joins AWI with 20 years of diverse legal experience gained from holding both corporate and private practice positions. Most recently, he served as senior vice president, chief legal officer and secretary for StoneMor Inc., an NYSE publicly traded owner and operator of cemeteries and funeral homes. Prior to StoneMor, he served as division general counsel and secretary for Heraeus Holding GMBH, a global Fortune 500 manufacturing conglomerate, where he led an international team of lawyers managing all U.S.-related litigation and commercial transactions while also supporting global M&A and compliance programs. Mr. So started his career as a corporate attorney at Cravath, Swaine & Moore LLP in New York and continued to practice both transactional law and litigation at several other prominent law firms. He also founded his own law firm specializing in providing corporate transactional and litigation support for small and midsize businesses. He holds a Bachelor of Arts from Harvard University and a Juris Doctor from the University of Pennsylvania.

“Austin is a proven leader with a broad understanding of complex legal, commercial and strategic matters. His ability to partner and collaborate across functions and regions while anticipating and mitigating risks in an engaged and proactive manner fits our culture and will serve AWI well,” said Vic Grizzle, AWI president and chief executive officer. “I am excited to welcome him to our senior leadership team and look forward to his contributions as we advance our growth strategy and continue our sustainability efforts.”

Contacts

Investors: Theresa Womble, tlwomble@armstrongceilings.com or (717) 396-6354

Media: Jennifer Johnson, jenniferjohnson@armstrongceilings.com or (866) 321-6677

About Armstrong World Industries

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com

Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With $937 million in revenue in 2020, AWI has approximately 2,800 employees and a manufacturing network of 15 facilities, plus six facilities dedicated to its WAVE joint venture.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release and in our other public documents and comments may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "outlook," "target," "predict," "may," "will," "would," "could," "should," "seek," and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We do not undertake or assume any obligation to update or revise any forward-looking statements beyond what is required under applicable securities law.

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com